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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 44 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 9, 2006, relating to the financial statements and financial highlights appearing in the December 31, 2005 Annual Reports to Shareholders of Vanguard Variable Insurance Fund - Balanced Portfolio, Vanguard Variable Insurance Fund - Capital Growth Portfolio, Vanguard Variable Insurance Fund - Diversified Value Portfolio, Vanguard Variable Insurance Fund - Equity Income Portfolio, Vanguard Variable Insurance Fund - Equity Index Portfolio, Vanguard Variable Insurance Fund - Growth Portfolio, Vanguard Variable Insurance Fund - High Yield Bond Portfolio, Vanguard Variable Insurance Fund - International Portfolio, Vanguard Variable Insurance Fund - Mid-Cap Index Portfolio, Vanguard Variable Insurance Fund - Money Market Portfolio, Vanguard Variable Insurance Fund - REIT Index Portfolio, Vanguard Variable Insurance Fund - Short-Term Investment-Grade Portfolio, Vanguard Variable Insurance Fund - Small Company Growth Portfolio, Vanguard Variable Insurance Fund - Total Bond Market Index Portfolio, and Vanguard Variable Insurance Fund - Total Stock Market Index Portfolio, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.















PricewaterhouseCoopers LLP

Philadelphia, PA

April 21, 2006